Exhibit 99.1
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                                                          There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                        Georgetown Bancorp, Inc. Reports
             Increased Profitability for Three And Six Months Ended
                                December 31, 2008

      GEORGETOWN, MASSACHUSETTS, January 27, 2009 -
      Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported net income for the three months ended December 31, 2008 of $107,000, or $.04 per basic and diluted share, compared to a net loss of $89,000 or $.03 per basic and diluted share for the three months ended December 31, 2007. The net income for the six months ended December 31, 2008 was $119,000, or $.05 per basic and diluted share, compared to a net loss of $227,000 or $.08 per basic and diluted share for the six months ended December 31, 2007.

      Robert E. Balletto, President and Chief Executive Officer, said, "The Company's trend of improving financial performance continued during our most recent quarter. We continue to have success growing our commercial loan portfolio, while maintaining a very low level of non-performing assets. Our net interest income after the provision for loan losses has increased 35% during the first six months of this fiscal year, compared to last year. While we are pleased by our improving profitability, the board and management realize there is additional improvement to be achieved. We remain encouraged by our recent success in an extremely challenging market place and we expect that our improving financial performance will continue for the forseeable future."


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                             Georgetown Bancorp Inc.
                             Selected Financial Data


                                                               At or for the          At or for the
                                                              Six Months Ended         Year Ended
                                                             December 31, 2008        June 30, 2008
                                                           ---------------------    ------------------
                                                          (Dollars in thousands, except per share data)
Financial Condition Data:
Total assets                                                   $       202,539        $      184,741
Cash and cash equivalents                                                7,442                 5,455
Loans receivable, net                                                  165,767               148,909
Allowance for loan losses                                                1,385                 1,212
Investment securities  (1)                                              17,864                18,977
Deposits                                                               130,714               106,292
Borrowings                                                              52,933                59,873

Total stockholders' equity                                              17,084                16,773
Stockholders' equity to total assets at end of period                    8.44%                  9.08%
Total shares outstanding                                             2,638,387             2,638,387

Asset Quality Data:
Total non-performing loans                                               $ 333        $        1,386
Other real estate owned                                                     57                     -
Total non-performing assets                                                390                 1,386
Non-performing loans to total loans                                       0.20%                 0.92%
Non-performing assets to total assets                                     0.19%                 0.75%
Allowance for loan losses to non-performing loans                       415.92%                87.45%
Allowance for loan losses to total loans                                  0.83%                 0.81%
Loans charged off                                              $            10        $           60
Recoveries on loans previously charged off                                   5                    41



                                                                           Three Months Ended               Six Months Ended
                                                                              December 31,                    December 31,
                                                                        2008            2007            2008               2007
                                                                  ---------------  --------------  ---------------   ---------------
                                                                                (Dollars in thousands, except per share data)
Operating Data:
Interest and dividend income                                      $       2,674    $       2,374    $       5,214    $        4,652
Interest expense                                                          1,204            1,359            2,372             2,673
                                                                 ---------------  ---------------  ---------------  ----------------
   Net interest income                                                    1,470            1,015            2,842             1,979
Provision for loan losses                                                    91                2              178                 3
                                                                 ---------------  ---------------  ---------------  ----------------
    Net interest income after
        provision for loan losses                                         1,379            1,013            2,664             1,976
Non-interest income                                                         197              189              355               361
Non-interest expense                                                      1,416            1,337            2,821             2,684
                                                                 ---------------  ---------------  ---------------  ----------------
Income (loss) before income taxes                                           160             (135)             198              (347)
Income tax provision (benefit)                                               53              (46)              79              (120)
                                                                 ---------------  ---------------  ---------------  ----------------
   Net income (loss)                                              $         107    $         (89)   $         119    $         (227)
                                                                 ===============  ===============  ===============  ===============

Net income (loss) per share:  basic and diluted                   $        0.04    $       (0.03)   $        0.05    $        (0.08)

Performance Ratios:
Return on assets                                                           0.22%           -0.21%             0.13%           -0.27%
Return on equity                                                           2.52%           -2.04%             1.40%           -2.58%
Interest rate spread                                                       2.87%            2.06%             2.82%            2.03%
Net interest margin                                                        3.22%            2.57%             3.18%            2.54%
Efficiency ratio                                                          84.92%          111.02%            88.21%          114.66%
Non-interest expense to average total assets                               2.92%            3.20%             2.98%            3.24%

(1) Does not include Federal Home Loan Bank Stock

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About Georgetown Bancorp, Inc.

Georgetown Bancorp, Inc. is the holding company for Georgetown Savings Bank. Georgetown Savings Bank, with branch offices in Georgetown, North Andover and Rowley, Massachusetts, is committed to making a positive difference in the communities we serve. We strive to deliver exceptional personal service at all times and to help each of our customers achieve their unique financial goals through a competitive array of commercial and consumer banking services. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call 978-352-8600.



Forward-looking statements

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END